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THIS OFFERING IS BEING MADE PURSUANT TO SECTION 4(2) OF THE SECURITIES ACT OF
1933. THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE ACTS AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACTS OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED.

SEPTEMBER 9, 1996                                                    $400,000.00
                                                                      ----------

                    NON-NEGOTIABLE UNSECURED PROMISSORY NOTE

         FOR VALUE RECEIVED, LEOPOLD STYLING PRODUCTS, INC., a Delaware corporation ("Maker"), hereby promises to pay to HOLDEN HOLDINGS LIMITED, a company organized under the Republic of Ireland ("Payee"), the principal sum of Four Hundred Thousand and 00/100 Dollars ($400,000.00) in lawful money of the United States, together with simple interest thereon at the Interest Rate (as hereinafter defined).

         1. INTEREST. The principal balance hereof shall bear interest at a rate of 10% per annum (the "Interest Rate") computed on a 360-day year and 30-day month basis.

         2. PAYMENTS. The principal sum of this Note together with the interest due hereunder shall be due and payable in full on the date (the "Due Date") that is the first to occur of (a) January 31, 1997 or (b) ten (10) business days following the successful consummation of the acquisitions by Maker of Gena Laboratories, Inc., the Body Drench division of Designs by Norvell, Inc., JDS Manufacturing, Inc., and Styling Research, Inc. (collectively, the "Acquisitions").

                  All amounts due hereunder shall be payable to the order of ______________________________________________________________, or at such other place as Payee may from time to time designate in writing to Maker. Maker shall not be deemed in default of this Note unless Maker has failed to make any payment due hereunder and has failed to cure such nonpayment within seven (7) days following the date Maker receives notice in writing from Payee (the "Default Notice") demanding payment of such unpaid installment.

         3. COMMON STOCK. In addition to the payments due hereunder, upon the consummation of an initial public offering ("IPO") of Maker's common stock pursuant to a registration statement filed by Maker under the Securities Act of 1933 (the "Act") or a private placement for cash of Maker's Common Stork, Maker shall deliver to Payee (i) the number of shares of Maker's common stock (the "Shares") determined by dividing one-half (1/2) of the principal sum of this Note by the initial public offering price per share and (ii) warrants to
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purchase a like number of shares of Common Stock at an exercise price equal to
125% of such public or private offering price per share during the two-year period commencing with the issuance of the warrants (the "Warrants").

         4.       REGISTRATION RIGHTS.  For purposes of this Section 4:

                  (A)      DEFINITIONS.

                           (i) The terms "register", "registered", and
"registration" refer to a registration effected by preparing and filing a registration statement on Form S-1 or Form SB-2 or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document;

                           (ii) The term "Registrable Securities" means the
shares of Common Stock issuable in accordance with Section 3 above and the shares of Common Stock issuable pursuant to the exercise of the Warrants issuable in accordance with Section 3 above; and

                           (iii) The term "Holder" means Payee.

                  (B)      DEMAND REGISTRATION.

                           (i) At any time during the six-month period
commencing 120 days after Maker has completed an IPO of its Common Stock, the holders of fifty percent (50%) or more of the Registrable Securities may demand that Maker prepare and file a registration statement covering all of the Registrable Securities. In such event, Maker shall promptly give each Holder notice of Maker's intent to prepare and file such a registration statement. Notwithstanding the foregoing, Maker shall have no obligation to prepare and file a registration statement under this Section 4(b) at any time the Company has given Holders notice pursuant to Section 4(c) below of the Company's proposal to register securities and is undertaking in good faith to cause such registration to become effective, or for a period of 180 days following the effective date of any such registration. During any such period, the Holders shall be entitled to exercise the registration rights granted to them under
Section 4(c). The Holders shall be entitled to only one demand registration pursuant to this Section 4(b).

                           (ii) If any Holders intend to distribute Registrable
Securities by means of an underwriting, they shall so notify the Company not later than the date twenty (20) days after the date of the Company's mailing of its notice of intent to prepare and file a registration statement. All Holders proposing to distribute their Registrable Securities through such underwriting shall be responsible for underwriting commissions and fees applicable to the sale of such Holder's securities and shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.

                           (iii) The Company is obligated to effect only one
demand registration pursuant to this Section 4(b).

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                  (C) PIGGYBACK REGISTRATION. Commencing after Maker has
completed an IPO of its Common Stock, if Maker proposes to register (including for this purpose a registration effected by Maker for stockholders other than Holder) any of its shares of Common Stock under the Act in connection with the public offering of such securities solely for cash (other than a registration of securities to be offered to employees pursuant to an employee benefit plan on Form S-8, a registration in connection with an exchange offer or any acquisition, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), Maker shall give Holder written notice of such proposed registration at least thirty (30) days prior to filing the registration statement respecting such proposed registration. Upon the written request of Holder given within twenty (20) days after mailing of such notice by Maker in accordance with Section 11 hereof, Maker shall cause to be registered under the Securities Act all of the Registrable Securities that Holder has requested to be registered, subject to Sections 4(d) and 4(f) below.

                  (D) INFORMATION CONCERNING HOLDER. It shall be a condition precedent of the obligations of Maker to take any action pursuant to this
Section 4 that Holder shall furnish to Maker such information regarding itself, the Registrable Securities held by Holder, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities.

                  (E) EXPENSES. All expenses incurred in connection with the registration pursuant to this Section 4 (other than underwriter's commissions and fees or any fees of others employed by Holder, including attorneys' fees), including without limitation all registration, filing and qualification fees, printer's and accounting fees, and fees and disbursements of counsel for Maker, shall be borne by Maker.

                  (F) ACCEPTANCE OF UNDERWRITING AGREEMENT. Maker shall not be required under this Section 4 to include any of the Registrable Securities in an underwriting of securities being issued by Maker unless Holder accepts the terms of the underwriting agreement as agreed upon between Maker and the underwriter selected by Maker, and then only in such quantity, if any, as will not, in the opinion of the managing underwriter, jeopardize or in any way reduce the success of the offering by Maker.

                  (G) EXPIRATION OF PIGGYBACK REGISTRATION RIGHTS. Any obligation of Maker to register the Registrable Securities pursuant to Section 4(c) shall expire on the second anniversary of the receipt by Holder of the Shares.

                  5. PREPAYMENT. Notwithstanding anything to the contrary contained in this Note, Maker shall have the right and privilege to prepay all or any part of the unpaid principal balance of this Note and any interest accrued thereon at any time or times without premium or penalty.

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         6. WAIVERS. Acceptance by Payee of any payment which is less than the full amount then due and owing hereunder shall not constitute a waiver of Payee's right to receive payment in full at such time or at any prior or subsequent time. No delay or omission on the part of Payee in exercising any right hereunder shall operate as a waiver of such right or any other right under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any future occasion.

         7. COSTS OF COLLECTION. Maker shall be liable for any and all costs and expenses of collection paid by Payee, including reasonable attorneys' fees, arising by virtue of default of this Note.

         8. ACCELERATION. If Maker is in default of this Note and such default (unless waived in writing by Payee) is not cured within fifteen (15) days of the applicable Default Notice, then and in each and every case, unless the entire then unpaid principal amount of this Note shall have already become due and payable, Payee may, by a notice in writing to Maker (the "Acceleration Notice"), declare the principal of and the accrued interest on this Note to be due and payable within seven (7) days following the date Maker receives the Acceleration Notice.

         9. DEFAULT INTEREST. Maker shall pay interest at the rate of four percent (4%) per annum plus the interest rate borne by this Note on the amount of any principal with respect to which Maker is in default hereunder or which has been declared due but remains unpaid as a result of the application of
Section 7 above and, to the extent that payment of such interest is enforceable under applicable law, upon overdue installments of interest at the same rates to the date of payment.

         10. AMENDMENT. This Note may not be changed, modified or terminated, nor may any provision of this Note be waived except by an agreement in writing signed by the party to be charged.

         11. NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be deemed given and received when delivered in person, or two (2) business days after being placed in the hands of a courier service (e.g., DHL or Federal Express) prepaid, or faxed provided that a confirming copy is delivered forthwith as otherwise herein provided, addressed as follows:

                  If to Payee:

                           ___________________________
                           ___________________________
                           ___________________________
                           FAX: ______________________

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                           With a copy to:

                           ___________________________
                           ___________________________
                           ___________________________
                           FAX: ______________________


                  If to Maker:

                           Leopold Styling Products, Inc.
                           One East Camelback Road, Suite 1100
                           Phoenix, Arizona 85012
                           FAX:     (602) 263-2900

                           With a copy to:

                           O'Connor, Cavanagh, Anderson,
                              Killingsworth & Beshears, P.A.
                           One East Camelback Road, Suite 1100
                           Phoenix, Arizona 85012-1656
                           Attention:  Robert S. Kant, Esq.
                           FAX:  (602) 263-2900

and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section 11.

         12. CONSTRUCTION. By acceptance of this Note, Payee acknowledges and agrees that Maker and Payee have each participated in the drafting of this Note and that this Note has been reviewed by the respective legal counsel for such parties and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be applied to the interpretation of this Note. No inference in favor of, or against, any party shall be drawn from the fact that one party has drafted any portion hereof.

         13. SEVERABILITY. If any provision herein shall be unenforceable, such unenforceable provision shall not render the remaining provisions hereof unenforceable or invalid.

         14. CONTROLLING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA, NOTWITHSTANDING THE CONFLICT OF LAW PRINCIPLES OF SUCH STATE.

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15. ASSIGNMENT. Except as otherwise provided below, this Note inures to the benefit of, and binds, the respective successors and assigns of Payee and Maker. Neither Payee nor Maker may assign or transfer this Note or assign or delegate any of its respective rights or obligations hereunder without the prior written consent of the other party in each instance; provided, however, Maker may assign or transfer this Note to any entity that is controlled by Maker, or is under common control with Maker, and which entity shall assume all of Maker's obligations hereunder with respect to this Note.

         IN WITNESS WHEREOF, the parties have executed this Note as of the date first set forth above.

                                       MAKER:

                                       LEOPOLD STYLING PRODUCTS, INC.

                                       By: _____________________________________
                                       Name: ___________________________________
                                       Its: ____________________________________

         The undersigned hereby accepts and agrees to be bound by the above terms and conditions.

                                     PAYEE:

                                       By: _____________________________________
                                       Name: ___________________________________
                                       Its: ____________________________________

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